Exhibit 10.2

EXPEDIA GROUP, INC. STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT, including any special terms and conditions set forth in any appendix for the Participant's country (the "Appendix" and, together, this "Agreement"), dated as of the Grant Date, is concluded by and between Expedia Group, Inc., a U.S. Delaware corporation (the "Corporation"), and the undersigned employee of the Corporation, Affiliate or Subsidiary (the "Participant").
All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Corporation's Fourth Amended and Restated 2005 Stock and Annual Incentive Plan (as amended from time to time, the "Plan"). Reference is made to the Summary of Award, which may be found on the Morgan Stanley StockPlan Connect website at www.stockplanconnect.com (or any successor system selected by the Corporation).

1.	Award, Vesting and Exercise of the Stock Option
(a)    Subject to the terms and conditions of the Summary of Award, this Agreement and the Plan, the Corporation hereby grants the Stock Option to the Participant pursuant to Section 5 of the Plan. The Summary of Award sets forth the number of shares of Common Stock covered by the Stock Option, the per share exercise price of the Stock Option and the Grant Date of the Stock Option. The Stock Option shall be a Nonqualified Option. Unless earlier terminated pursuant to the terms of this Agreement or the Plan, the Stock Option shall expire on the seven year anniversary of the Grant Date.
(b)    Subject to the terms and conditions of the Summary of Award, this Agreement and the Plan, and the Participant's continuous employment by the Corporation or one of its Subsidiaries or Affiliates, or the Participant's continuous provision of services to the Corporation or one of its Subsidiaries or Affiliates, the Stock Option shall vest as described in the Summary of Award.
(c)    Notwithstanding the foregoing, the Corporation shall be entitled to hold the Shares issuable to the Participant upon exercise of the Participant's Stock Option until the Corporation or the agent selected by the Corporation to manage the Plan under which the Stock Option has been issued (the "Agent") has received from the Participant a duly executed Form W-9 or W-8, or such other form required by the tax authorities, as applicable.
2.    Termination of Employment
(a)     If the Participant ceases to be an employee of or provide services to the Corporation or any Affiliate or Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant's employment or service agreement, if any), the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan.
(b)     For purposes of the Stock Option, the date of Termination of Employment will be the date the Participant is no longer actively providing services to the Corporation or any Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant's employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed or providing services for the purposes of his or her Stock Option (including whether the Participant may still be considered to be providing services while on a leave of absence).
Except as otherwise expressly set forth in the Plan, in the event of Participant's Termination of Employment, the Participant's right to vest in the Stock Option will cease as of such date of Termination of Employment and any unvested portion will be forfeited effective as of such date; furthermore, the Participant's right to exercise the Stock Option after Termination of Employment, if any, will be measured by reference to such date of Termination of Employment.
(c)    The Participant agrees that, if the Participant exercises any portion of the Stock Option within two years prior to or any time after (i) the Participant's Termination of Employment for Cause, or (ii) the Participant's voluntary Termination of Employment within two years after any event or circumstance that would have been grounds for a Termination of Employment for Cause, the Corporation shall be entitled to recover from the Participant, at any time within two years following such exercise, and the Participant shall pay over to the Corporation on demand, an amount equal to the excess of (x) the aggregate Fair Market Value of the Common Stock subject to such exercise on the date of exercise over (y) the aggregate exercise price of the Common Stock subject to such exercise.
3.    Non-Transferability of the Stock Option
Except as otherwise provided in Section 5(j) of the Plan or as determined by the Committee, the Stock Option is not transferable except by will or by laws of descent and distribution.
4.    Adjustments in the Event of Change in Stock; Change in Control
Upon the occurrence of certain events relating to the Corporation's Common Stock contemplated by Section 3(d) of the Plan, the Committee shall make adjustments in accordance with such Section. Unless otherwise determined by the Committee, in the event of a Change in Control, the provisions of Section 10 of the Plan shall apply.

5.	Taxes and Withholding
(a)The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Subsidiary or Affiliate which employs the Participant or for which the Participant otherwise renders services (the "Employer"), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (the "Tax-Related Items") is and remains the Participant's responsibility and may exceed the amount, if any, actually withheld by the Corporation or the Employer. The Participant further acknowledges that the Corporation and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including, but not limited to, the grant, vesting and exercise of the Stock Option, the receipt of cash or any dividends and the subsequent sale of the Shares issued at exercise of the Stock Option; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Stock Option to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, the Participant acknowledges that, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    The Participant agrees to make, prior to any relevant taxable or tax withholding event, as applicable, adequate arrangements satisfactory to the Corporation and/or the Employer (or former employer) to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Corporation and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all applicable Tax-Related Items by one or a combination of the following:
(1)    withholding from the Participant's wages or other cash compensation paid to the Participant by the Corporation or the Employer; or
(2)    withholding from proceeds of the sale of Shares acquired upon exercise of the Stock Option either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant's behalf pursuant to this authorization without further consent); or
(3)    withholding in Shares to be issued upon exercise of the Stock Option, provided, however, that if the Participant is a Section 16 officer of the Corporation under the Exchange Act, then the Corporation will withhold from proceeds of the sale of Shares upon the relevant tax withholding event, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied by method (1) above.
(c)    The Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates in the Participant's country, including maximum applicable rates in the Participant's jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised Stock Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)    Finally, the Participant agrees to pay to the Corporation or the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described. The obligations of the Corporation under this Agreement shall be conditioned on compliance by the Participant with this Section 5. The Corporation may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section 5.
6.    Other Restrictions
(a)    The Participant acknowledges that the Participant is subject to the Corporation's policies regarding compliance with securities laws, including but not limited to its Securities Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, the Participant may be prohibited from selling Shares issued upon the exercise of any stock option other than during an open trading window.
(b)    The Participant acknowledges that the Participant may be subject to the Corporation's Stock Ownership Policy and/or Incentive Compensation Clawback Policy (as such may be amended from time to time, or any successor policies thereto), applicable to certain senior executives of the Corporation, and the Stock Options and this Agreement shall constitute good and valuable consideration for such acknowledgment and agreement. Further, the Stock Option (and any shares of Common Stock issued under this Award or the aggregate Fair Market Value thereof, less the aggregate exercise price paid) is subject to recoupment as may be required by applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder and any compensation recovery policy otherwise required by applicable law.
(c)    The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, the Participant's country, the Agent's country and/or the country where Shares are listed, which may affect the Participant's ability to directly or indirectly, for him- or herself or for a third party, accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, Shares or rights to Shares (e.g., the Stock Option) under the Plan during such times as the Participant is considered to have "inside information" regarding the Corporation (as defined by the laws or regulations in the applicable jurisdiction) or the trade in Shares or the trade in rights to Shares under the Plan. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before he or she possessed inside information. Furthermore, the Participant could be prohibited from (1) disclosing the inside information to any third party (other than on a "need to know" basis) and (2) "tipping" third parties or otherwise causing them to buy or sell securities; including "third parties" who are fellow employees. Any restrictions under these laws or regulations are separate from and in addition to the restrictions imposed under the Corporation's Securities Trading Policy or other insider trading policy. The Participant further acknowledges that it is the Participant's responsibility to comply with any applicable restrictions and that the Participant should speak to a personal legal advisor on this matter.
(d)    Notwithstanding any other terms and conditions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Corporation shall not be required to deliver any Shares issuable upon exercise of the Stock Option prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities, exchange control or other law, or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Corporation shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Corporation is under no obligation to register or qualify the Shares with the Commission or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Corporation shall have unilateral authority to amend the Plan and the Agreement without the Participant's consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
7.    Nature of Award
In accepting the Stock Option, the Participant acknowledges that:

(a)
the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted in the Plan;

(b)
the grant of the Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, benefits in lieu of stock options or other Awards, even if stock options have been awarded in the past;

(c)	all decisions with respect to future awards of stock options or other Awards, if any, will be at the sole discretion of the Corporation;

(d)
the grant of the Stock Option and the Participant's participation in the Plan will not create a right to employment or service or be interpreted as forming or amending an employment or service contract with the Corporation and shall not interfere with the ability of the Employer to terminate the Participant's employment or service relationship (if any);

(e)	the Participant is voluntarily participating in the Plan;

(f)	the Stock Option and the Shares subject to the Stock Option, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)
unless otherwise agreed with the Corporation, the Stock Option and the Shares subject to the Stock Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or an Affiliate;

(h)
the Stock Option and the Shares underlying the Stock Option, and the income from and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(i)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Option resulting from (i) the application of any recoupment policy as described in Section 6(b) herein or (ii) the Participant's Termination of Employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant's employment or service agreement, if any); and in consideration of the grant of the Stock Option to which the Participant is otherwise not entitled, to the maximum extent permitted by applicable law the Participant irrevocably agrees not to institute any claim against the Corporation or any Subsidiary or Affiliate;

(j)	the future value of the Shares subject to the Stock Option is unknown and cannot be predicted with certainty;

(k)	if the underlying Shares do not increase in value, the Stock Option will have no value;

(l)	if the Participant exercises the Stock Option and acquires Shares, the value of such Shares may increase or decrease in value even below the exercise price; and

(m)	the following provisions apply only if the Participant is providing services outside the United States:

(1)	the Stock Option and the Shares underlying the Stock Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and

(2)
neither the Corporation, the Employer nor any other Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the Stock

Option or of any amounts due to the Participant pursuant to the exercise of the Stock Option or the subsequent sale of any Shares acquired upon exercise.
8.    Notices
All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Participant: at the last known address on record at the Corporation.
If to the Corporation:
Expedia Group, Inc.
333 108th Avenue NE
Bellevue, WA 98004
U.S.A.
Attention: Chief Legal Officer and Secretary
Facsimile: +1(425) 679-7251
or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 8. Notice and communications shall be effective when actually received by the addressee. Notwithstanding the foregoing, the Participant consents to electronic delivery of documents required to be delivered by the Corporation under the securities laws.

9.	Effect of Agreement
Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Corporation.
10.    Laws Applicable to Construction; Consent to Jurisdiction
The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the Stock Options are subject to the terms and conditions of the Plan, which are hereby incorporated by reference.
Any and all disputes arising under or out of this Agreement, including without limitation any issues involving the enforcement or interpretation of any of the provisions of this Agreement, shall be resolved by the commencement of an appropriate action in the state or federal courts located within the State of Delaware, which shall be the exclusive jurisdiction for the resolution of any such disputes. The Participant hereby agrees and consents to the personal jurisdiction of said courts over the Participant for purposes of the resolution of any and all such disputes.

11.	Severability
The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

12.	Conflicts and Interpretation
Applicable terms of the Plan are expressly incorporated by reference into this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (1) interpret the Plan, (2) prescribe, amend and rescind rules and regulations relating to the Plan and (3) make all other determinations deemed necessary or advisable for the administration of the Plan.
In the event of any (x) conflict between any information posted on the Morgan Stanley Benefit Access System (or successor system) and this Agreement, the Plan and/or the books and records of the Corporation or (y) ambiguity in any information posted on the Morgan Stanley Benefit Access System (or successor system), this Agreement, the Plan and/or the books and records of the Corporation, as applicable, shall control.
13.    Amendment
The Corporation may modify, amend or waive the terms of the Stock Option, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of the Participant without his or her consent, except as required by applicable law, Nasdaq or other applicable stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
14.    Headings
The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.
15.     Data Privacy
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Corporation, the Employer and any other Subsidiaries and Affiliates (the "Group") for the purposes described in this Agreement and any other Award materials, including:

(1)	verifying the Participant's identity and implementing, administering and managing the Participant's participation in the Plan;

(2)	administration and management of the Plan, including purchase, transfer, disposal or other transactions relating to any Shares acquired under the Plan and all purposes incidental thereto;

(3)	the archival of documents and records in both electronic and physical form for record keeping purposes;

(4)	conducting financial reporting and analysis related to the Plan's operations;

(5)	complying with the Group's policies and procedures;

(6)	preventing, detecting and investigating crime, including fraud and any form of financial crime, and analyzing and managing other commercial risks;

(7)
compliance with any applicable rules, laws and regulations, codes of practice or guidelines, including, without limitation, compliance with laws and regulations (local and foreign) which may apply to the Plan, the Group, or to assist in law enforcement and investigations by relevant authorities; and

(8)	subject to applicable law, any other purposes set out in this Agreement.
(b)    The Participant understands and acknowledges that the Group holds, or may hold, certain personal data about him or her, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Awards or any other entitlements to Shares or equivalent benefits awarded, cancelled, purchased, exercised, vested, unvested or outstanding in the Participant's favor ("Data"), for the purpose of implementing, administering and managing the Plan.
(c)    The Participant understands, acknowledges and agrees that Data may be transferred to Morgan Stanley Smith Barney LLC and certain of its affiliated companies ("Morgan Stanley"), or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan, that these recipients may be located in the United States, the Participant's country of residence or elsewhere, and that the recipient's country may have different data privacy laws and protections to those of the Participant's country. The Corporation and/or the Employer may also disclose Data to any third party in connection with any actual or prospective restructuring, sale or acquisition of the Corporation, any of its Affiliates or Subsidiaries, or the Employer, or any assets of the Group. In accordance with applicable law, the Corporation may also be required to disclose Data to relevant government regulators or authorities or law enforcement agencies. The Participant authorizes any such recipients (presently or in the future) to receive, collect, possess, use, retain, disclose and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data to the Agent or other third party with whom the Participant may elect to deposit any Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that, if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, request a list with the names and addresses of any potential recipients of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative.
(d)    The Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant's employment or other service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant's consent is that the Corporation would not be able to grant stock options or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant may contact the local human resources representative.

(e)    Finally, the Participant agrees, upon request of the Corporation or the Employer, to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Corporation and/or the Employer) that the Corporation and/or the Employer may deem necessary to be obtained from the Participant for the purpose of administering participation in the Plan in compliance with the data privacy laws in Participant's country, either now or in the future.  The Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Corporation and/or the Employer.
(f)    The Group processes the Participant's personal data in accordance with the Expedia Group Global Staff Privacy Notice and for legitimate purposes as described in this Section 15. Such processing activities include data transfer to third parties and countries or jurisdictions outside of where Participant is employed and as necessary for the provision of this Agreement and to comply with applicable laws and legal obligations.
The Expedia Group Global Staff Privacy Notice, Expedia Group Record Retention Policy and other applicable Expedia Group policies are available on the Corporation's intranet portal.
16.    Choice of Language
The Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow the Participant to understand the terms of this Agreement and any other documents related to the Plan. If the Participant has received this Agreement and/or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version in any way, the English version will control.
17.    Electronic Delivery and Acceptance
(a)    The Corporation may, in its sole discretion, decide to deliver any documents related to the Stock Option awarded under, and participation in, the Plan or future options that may be awarded under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
(b)    Electronic acceptance of this Agreement pursuant to the Corporation's instructions to the Participant (including through an online acceptance process managed by the Agent or Corporation or another third party designated by the Corporation) shall constitute execution of the Agreement by the Participant.
18.     Appendix
Notwithstanding any terms and conditions in this Stock Option Agreement, the Stock Option shall be subject to any special terms and conditions set forth in any Appendix for the Participant's country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Stock Option Agreement.

19.    Imposition of Other Requirements.
The Corporation reserves the right to impose other requirements on the Participant's participation in the Plan, on the Stock Option and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.    Foreign Asset / Account Reporting Requirements, Exchange Controls.
The Participant's country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant's ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant's country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant's country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is the Participant's responsibility to be compliant with all such requirements, and that the Participant should consult a personal legal and tax advisor, as applicable, to ensure the Participant's compliance.
22.    No Advice Regarding Grant.
The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding participation in the Plan, or the Participant's acquisition or sale of the underlying Shares. The Participant understands and acknowledges that he or she should consult with his or her own personal tax, legal and financial advisors regarding the Participant's participation in the Plan before taking any action related to the Plan.
IN WITNESS WHEREOF, the Corporation's duly authorized representative and the Participant have each executed this Agreement.
EXPEDIA GROUP, INC.

______________________________
Name:    Robert Dzielak
Title:    Chief Legal Officer and Secretary

PARTICIPANT

______________________________

APPENDIX
TO

EXPEDIA GROUP, INC.
FOURTH AMENDED AND RESTATED
2005 STOCK AND ANNUAL INCENTIVE PLAN

STOCK OPTION AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Stock Option Agreement to which this Appendix is attached.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Stock Option granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.
If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Award Date or is considered a resident of another country for local law purposes, the Corporation shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Participant.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant's participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2019. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant's participation in the Plan because the information may be out of date by the time the Participant exercises the Stock Option or sells the Shares acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant's particular situation, and the Corporation is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Award Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Participant in the same manner.
EUROPEAN UNION
Data Privacy. For participants working and/or residing in the European Union and/or the European Economic Area or United Kingdom, as determined by the Corporation in its sole discretion, the following provision replaces Section 15 ("Data Privacy") of the Stock Option Agreement:

Data Collection and Usage. The Corporation and the Participant's employer will collect, process and use certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Awards or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor ("Data"), for the purposes of implementing, administering and managing the Participant's participation in the Plan. The legal basis for the processing of Data by the Corporation and the third-party service providers described below is the necessity of the data processing for the Corporation to perform its contractual obligations under the Plan and the Corporation's legitimate business interest of managing the Plan and generally administering the Participant's Award.
International Data Transfers. The Corporation is based in the United States. The Participant's country or jurisdiction may have different data privacy laws and protections than the United States. The Corporation provides appropriate safeguards for protecting Data that it receives in the United States through its adherence to data transfer agreements entered into between the Corporation and the Participant's employer, or any other applicable affiliate within the European Union or United Kingdom.
Data Retention. The Corporation will hold and use Data in accordance with the Expedia Group Global Staff Privacy Notice, Expedia Group Record Retention Policy, applicable Expedia Group policies, and legal obligations and laws, including those governing tax and securities regulations.
Stock Plan Administration Service Providers. The Corporation transfers Data to Morgan Stanley Smith Barney LLC and certain of its affiliated companies ("Morgan Stanley"), or a successor, which assists the Corporation with the implementation, administration and management of the Plan. The Participant acknowledges and understands that Morgan Stanley will open an account for the Participant to receive and trade Shares acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with Morgan Stanley, with such agreement being a condition to the ability to participate in the Plan.
Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant's jurisdiction and as described in the Expedia Group Global Staff Privacy Notice. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.
Alternative Basis for Data Processing/Transfer. The Participant understands that in the future, the Corporation may rely on a different legal basis for the processing and/or transfer of Data and/or request that the Participant provide a data privacy consent or other similar form as appropriate and under applicable laws. If, at that time, consent is deemed necessary by the Corporation and/or the Participant's employer for provision of the Plan to the Participant, and the Participant does not consent, the Participant will not be able to participate in the Plan.
The Expedia Group Global Staff Privacy Notice, Expedia Group Record Retention Policy and other applicable Expedia Group policies are available on the Corporation's intranet portal.

ARGENTINA
Terms and Conditions
Nature of Award. This provision supplements Section 7 ("Nature of Award") of the Stock Option Agreement:
In accepting the Stock Option, the Participant acknowledges and agrees that the Stock Option is granted by the Corporation (not the Employer) in its sole discretion and that the value of the Stock Option or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for purposes of calculating any termination or severance indemnities under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on an annual basis.
Notifications
Securities Law Notification. Neither the Stock Option nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, "CNV"). Neither this nor any other offering material related to the Stock Option nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Shares under the Plan do so according to the terms of a private offering made from outside Argentina.
Exchange Control Notification. Exchange control regulations in Argentina are subject to frequent change. It is the Participant's responsibility to comply with any and all Argentine currency exchange restrictions, approvals, and reporting requirements in connection with the Stock Option. The Participant should consult a personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset/Account Reporting Notification. If the Participant is an Argentine tax resident, the Participant must report any Shares acquired under the Plan and held by the Participant on December 31 of each year on his or her annual tax return for that year. The Participant should consult a personal legal advisor to ensure compliance with the applicable requirements.
AUSTRALIA
Terms and Conditions
Australia Offer Document. The offer of the Stock Option is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission ("ASIC") Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Stock Options to Australian Resident Participants, which will be provided to the Participant with this Agreement.
Notifications

Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Participant.
BELGIUM
Terms and Conditions
Timing of Acceptance. In order to satisfy the requirements for taxation of options at the time of exercise under the current interpretation of the Belgian Minister of Finance, the Participant agrees that he or she will not accept the Stock Option earlier than 61 days after the "offer date." The offer date is the date on which the material terms (i.e., the Grant Price, vesting schedule and number of Shares subject to the Stock Option) are communicated to the Participant by the Corporation. Notwithstanding that the offer cannot be accepted during this initial 60-day period, the offer nonetheless will be deemed to be made on the offer date. To ensure compliance with this provision, the Agreement likely will not be provided to the Participant until after the initial 60-day period has passed.
Notifications
Foreign Asset/Account Reporting Notification. Belgian residents are required to report any securities held (including Shares) or bank accounts opened outside Belgium in their annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete this report are available on the National Bank of Belgium website.
Stock Exchange Tax Notification. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will not apply when the Stock Option is exercised, but likely will apply when Shares are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant's obligations with respect to the stock exchange tax.
Asset Tax Notification. Belgian resident individuals may be subject to tax on security accounts if the total average annual value of securities (e.g., Shares) held exceeds €500,000.
BRAZIL
Terms and Conditions
Compliance with the Law. By accepting the Stock Option, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.
Nature of Award. This provision supplements Section 7 ("Nature of Award") of the Stock Option Agreement:
By accepting the Stock Option, the Participant agrees that (i) the Participant is making an investment decision, (ii) he or she may only exercise the Stock Option if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting and holding periods without compensation to the Participant.
Further, the Participant acknowledges and agrees that, for all legal purposes, (i) any benefits provided to the Participant under the Plan are unrelated to his or her employment or service; (ii) the Plan is not a part of the terms and conditions of the Participant's employment or service; and (iii) the income from the Participant's participation in the Plan, if any, is not part of his or her remuneration from employment or service.
Notifications
Exchange Control Notification. The Participant may be required to submit a declaration of assets and rights held outside Brazil to the Central Bank of Brazil.  If the aggregate value of such assets and rights exceeds US$100,000, the declaration is required on an annual basis.  If the aggregate value of such assets and rights exceeds US$100,000,000, the declaration is required on a quarterly basis.  Assets and rights that must be reported include Shares acquired under the Plan.  This requirement and the applicable thresholds are subject to change on an annual basis.
Tax on Financial Transaction (IOF). Payments to foreign countries (including payment of the Grant Price) and the repatriation of funds into Brazil and the conversion between the Brazilian Real and the United States Dollar associated with such fund transfers may be subject to the IOF (i.e., tax on financial transactions). The Participant is solely responsible for complying with any applicable IOF arising from the Participant's participation in the Plan. The Participant should consult with a personal tax advisor for additional details.
CANADA
Terms and Conditions
Method of Exercise. Notwithstanding Sections 5(g)(i) and (ii) of the Plan, the Participant is not permitted to pay the Grant Price with previously-owned Shares or with Shares to be issued upon exercise of the Stock Option.
Termination of Employment. The following provision supplements Section 2 ("Termination of Employment") of the Stock Option Agreement:
Except as expressly required by applicable legislation, the Participant's Termination of Employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant's employment or service agreement, if any) will be deemed to have occurred as of the earliest of: (a) the date that the Participant's employment or service relationship with the Corporation or any of its Subsidiaries or Affiliates is terminated; (b) the date that the Participant receives notice of termination of the Participant's employment or service relationship; and (c) the date that the Participant is no longer actively providing services to the Corporation or any of its Subsidiaries or Affiliates, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where the Participant is employed or providing services or the terms of the Participant's employment agreement, if any.

The following provisions apply to residents of Quebec:
Data Privacy. The following provision supplements Section 15 ("Data Privacy") of the Stock Option Agreement:
The Participant hereby authorizes the Corporation and the Corporation's representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Corporation, any Subsidiary or Affiliate, the Committee, and the Agent to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant's employee file.
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir expressement souhaité que la convention «Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Notifications
Securities Law Notification. Shares acquired under the Plan may not be sold or otherwise disposed of within Canada. The Participant may sell the Shares acquired under the Plan only through Morgan Stanley or such other stock plan service provider selected by the Corporation in the future, provided the sale of Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are traded. The Shares are currently traded on the Nasdaq Global Select Market.
Foreign Asset/Account Reporting Notification. Specified foreign property, including shares and rights to receive shares (e.g., stock options, restricted stock units) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, the Stock Option must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other specified foreign property held by the Participant. When Shares are acquired, their cost generally is the adjusted cost base ("ACB") of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult a personal tax advisor to ensure compliance with applicable reporting obligations.
CHILE
Notifications
Securities Law Notification. The offer of the Stock Option constitutes a private offering of securities in Chile effective as of the Award Date. This offer of the Stock Option is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market ("CMF"). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Stock Option is not registered in Chile, the Corporation is not required to provide public information about the Stock Option or the Shares in

Chile. Unless the Stock Option and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Información Bajo la Ley de Mercado de Valore. Esta oferta de le presente Opción constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Opción se acoge a las disposiciones de la Norma de Carácter General Nº 336 ("NCG 336") de la Comisión para el Mercado ("CMF"). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse la Opción no registrados en Chile, no existe obligación por parte de la Corporación de entregar en Chile información pública respecto de la Opción or sus Acciones. Estos Valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control and Tax Notification. The Participant is not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile; however, if the Participant decides to repatriate proceeds from the sale of Shares and/or dividends and the amount of the proceeds to be repatriated exceeds US$10,000, the Participant must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). In such case, the Participant must report the payment to the commercial bank or registered foreign exchange office receiving the funds.
Further, if the value of the Participant's aggregate investments held outside of Chile exceeds US$5,000,000 (including the value of Shares acquired under the Plan), the Participant must report the status of such investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Foreign Asset/Account Reporting Notification. Chilean taxpayers are required to inform the Chilean Internal Revenue Service (the "CIRS") annually of (i) the results of investments held abroad, and (ii) any taxes paid abroad which will be used as credit against Chilean income tax. The Form 1929 disclosing this information must be submitted electronically through the CIRS website before June 30 of each year: www.sii.cl. Chilean taxpayers who fail to meet these requirements may be ineligible to receive certain foreign tax credits.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 7 ("Nature of Award") of the Stock Option Agreement:
Pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Participant's "salary" for any legal purpose. Therefore, the Stock Option and related benefits will not be included and/or considered for purposes of calculating any labor benefits, including legal/fringe benefits, vacations, indemnities and/or any other labor-related amount which may be payable.
Notifications
Securities Law Notification. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities or promoting financial products in Colombia.

Exchange Control Notification. Investments in assets located outside of Colombia (including the Shares) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, upon the sale of any Shares that have been registered with the Central Bank, the registration must be cancelled by March 31 of the year following the sale. The Participant may be subject to fines for failing to cancel such registration.
Foreign Asset/Account Reporting Notification. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described in detail, including the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country-specific provisions.
CROATIA
Notifications
Exchange Control Notification. Croatian residents may be required to report foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes and must obtain the prior approval of the Croatian National Bank for bank accounts opened abroad. However, because exchange control regulations may change without notice, the Participant should consult a personal legal advisor to ensure compliance with current regulations. It is the Participant's responsibility to comply with Croatian exchange control laws.
CZECH REPUBLIC
Notifications
Exchange Control Notification. The Czech National Bank (the "CNB") may request that the Participant fulfill certain reporting requirements in relation to the Stock Option and the Shares acquired under the Plan. Even in the absence of a request from the CNB the Participant may need to report foreign direct investments with an aggregate value of CZK 2,500,000 or more or other foreign financial assets with a value of CZK 200,000,000 or more. Because exchange control regulations change frequently and without notice, the Participant should consult with a personal legal advisor before exercising the Stock Option or selling Shares, to ensure compliance with current regulations. It is solely the Participant's responsibility to comply with any Czech exchange control laws.
DOMINICAN REPUBLIC
There are no country-specific provisions.
EGYPT
Notifications
Exchange Control Notification. If the Participant transfers funds into Egypt in connection with the Stock Option, the transfer must be done through a registered bank in Egypt.

FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Nature of Award. The Stock Option is not intended to qualify for special tax and social security treatment applicable to stock options granted under Section L.225-177 to L.225-186-1 of the French Commercial Code, as amended.
Language Consent. By accepting the grant of the Stock Option, the Participant confirms having read and understood the documents related to the grant (the Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue.  En acceptant l'attribution de l'Option, le Participant confirme avoir lu et compris les documents relatifs à l'attribution (le Contrat et le Plan), qui ont été remis en langue anglaise.  Le Participant accepte les termes de ces documents en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Notification. French residents must declare all foreign accounts, whether open, current, or closed, in their income tax returns. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting obligations.
GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If the Participant is a German resident and receives a payment in excess of this amount in connection with participation in the Plan, the Participant must report the payment to Bundesbank electronically using the "General Statistics Reporting Portal" ("Allgemeines Meldeportal Statistik") available via the Bundesbank website (www.bundesbank.de).
Foreign Asset/Account Reporting Notification. German residents holding Shares must notify their local tax office of the acquisition of Common Stock when they file their tax returns for the relevant year if the aggregate value of all Common Stock acquired exceeds €150,000, or in the unlikely event that the resident holds Common Stock exceeding 10% of the Corporation's total Common Stock.
GREECE
Notifications
Exchange Control Notification. In order to remit funds out of Greece to exercise the Stock Option by way of a cash, the Participant may need to complete an application form with the foreign exchange bank handling the transaction. If the Stock Option is exercised by way of a cashless method of exercise, this application is not required, as no funds are remitted out of Greece.

HONG KONG
Terms and Conditions
Restriction on Sale of Shares. To the extent the Stock Option vests within six months of the Award Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Stock Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Award Date. Any Shares acquired pursuant to the exercise of the Stock Option are accepted as a personal investment.
Notifications
SECURITIES WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Agreement, the Plan or any Plan prospectus, the Participant should obtain independent professional advice. The Stock Option and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Corporation, Subsidiaries or Affiliates. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a "prospectus" for a public offering of securities under the applicable securities legislation in Hong Kong. The Stock Option and any documentation related thereto are intended solely for the personal use of each employee of the Corporation, a Subsidiary or an Affiliate and may not be distributed to any other person.
HUNGARY
There are no country-specific provisions.
ICELAND
Notifications
Exchange Control Notification. The Participant should consult with his or her personal advisor to ensure compliance with any applicable exchange control laws and regulations in Iceland, as such regulations are subject to frequent change. The Participant is responsible for ensuring compliance with all exchange control laws and regulations in Iceland.
INDIA
Notifications
Exchange Control Notification. Exchange control laws and regulations in India require that all proceeds resulting from the sale of Shares and any dividends received in relation to the Stock Option or the Shares be repatriated to India and converted into local currency within such time as prescribed under applicable Indian exchange control laws, as may be amended from time to time. Indian residents must obtain a foreign inward remittance certificate ("FIRC") from the bank into which foreign currency is deposited and retain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset/Account Reporting Notification.  Foreign bank accounts and any foreign financial assets (including Shares held outside India) must be reported in the annual Indian personal tax return. It is the

Participant's responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard.
INDONESIA
Terms and Conditions
Language Consent. A translation of the documents relating to the Stock Option (i.e., the Plan and the Stock Option Agreement) in Bahasa Indonesia can be provided to the Participant upon request to Expedia Group Stock Team, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., or via email at Stock@expedia.com. By accepting the Stock Option, the Participant (i) confirms having read and understood the these documents provided in the English language, (ii) accepts the terms of these documents accordingly, and (iii) agrees not to challenge the validity of these documents based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa. Terjemahan dari dokumen-dokumen terkait dengan pemberian Opsi Saham ini (yaitu Rencana dan Perjanjian Opsi Saham) ke dalam Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Expedia Group Stock Team, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., or via email at Stock@expedia.com. Dengan menerima Opsi Saham ini, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian Penghargaan ini (yaitu Rencana dan Perjanjian Opsi Saham) yang disediakan untuk anda dalam bahasa Inggris, (ii) anda menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau peraturan pelaksana dari Peraturan Presiden (ketika diterbitkan nantinya).
Notifications
Exchange Control Notification. Indonesian residents must provide the Indonesian central bank (Bank Indonesia) with information on foreign exchange activities. The reporting must be completed online through Bank Indonesia's website, no later than the 15th day of the month following the month in which the foreign exchange activity took place. If the Participant remits proceeds from the sale of Shares or from cash dividends paid or such Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Participant must complete a "Transfer Report Form." The Transfer Report Form will be provided to the Participant by the bank through which the transaction is made.
IRELAND
There are no country-specific provisions.
ITALY
Terms and Conditions
Method of Exercise. This provision supplements Section 1 ("Award, Vesting and Exercise of the Stock Option") of the Stock Option Agreement:

Due to regulatory requirements and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, the Participant must pay the Grant Price for any Shares subject to the Stock Option by a cashless sell-all exercise, such that any Shares to be issued to the Participant will be sold immediately in a same-day sale transaction. In no case may the Participant exercise and hold Shares following the exercise of the Stock Option. The Participant agrees that the Corporation is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant's behalf pursuant to this authorization) and the Participant expressly authorizes the Corporation's designated broker to complete the sale of such Shares. The Participant acknowledges that the Corporation's designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the cash proceeds from the sale, less any brokerage fees or commissions and subject to the Corporation's obligations, if any, to satisfy Tax-Related Items, will be remitted to the Participant. In the event of changes in regulatory requirements, the Corporation reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit other methods of exercise.
Plan Document Acknowledgment. In accepting the Stock Option, the Participant acknowledges a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following provision in the Stock Option Agreement: Section 1 ("Award, Vesting and Exercise of the Stock Option"); Section 2 ("Termination of Employment"); Section 4 ("Taxes and Withholding"); Section 7 ("Nature of Award"); Section 19 ("Imposition of Other Requirements"); and the Data Privacy provision in the European Union section of this Appendix.
Notifications
Foreign Asset/Account Reporting Notification. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, Stock Options) that may generate income taxable in Italy, the Participant must report them on his or her annual tax return or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply if the Participant is a beneficial owner of the investments, even if he or she does not directly hold investments abroad or foreign assets.
Foreign Financial Asset Tax Notification. The value of any Shares (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the Shares were held over the calendar year). The value of financial assets held abroad must be reported in Form RM of the annual tax return. The Participant should consult a personal tax advisor for additional information about the foreign financial assets tax.
JAPAN
Notifications
Exchange Control Notification. Japanese residents that acquire Shares valued at more than ¥100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition.
In addition, if a Japanese resident pays more than ¥30,000,000 in a single transaction for the acquisition of Shares when exercising a Stock Option, he or she must file a Payment Report with the Ministry of

Finance through the Bank of Japan within 20 days of the date the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
A Payment Report is required independently of a Securities Acquisition Report; therefore, a Japanese resident must file both a Payment Report and a Securities Acquisition Report if the total amount that he or she pays in a single transaction for exercising the Stock Option and purchasing Shares exceeds ¥100,000,000.
Foreign Asset/Account Reporting Notification. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report is due by March 15 each year. The Participant should consult a personal tax advisor to determine if the reporting obligation applies to the Participant and whether the Participant will be required to include details of the Participant's outstanding Stock Options or Shares in the report.
JORDAN
There are no country-specific provisions.
LATVIA
There are no country-specific provisions.
MALAYSIA
Terms and Conditions
Data Privacy. This provision replaces in its entirety Section 15 ("Data Privacy") of the Stock Option Agreement:
The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Corporation and any Subsidiary or Affiliate in the implementation, administration and management of the Participant's participation in the Plan.
The Participant may have previously provided the Corporation and the Employer with, and the Corporation and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, the fact and conditions of the Participant's participation in the Plan, details of all Stock Options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor ("Data"), for the purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to Morgan Stanley or such stock plan service provider as may be designated by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the Stock Option are deposited (the "Designated Broker"). The Corporation and/or the Employer also may disclose Data to any third party in connection with any actual or prospective restructuring, sale or acquisition of the Corporation, any of its Affiliates or Subsidiaries, or the Employer (collectively, the "Group"), or any assets of the Group. The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his or her country, which may not give the same level of protection to Data. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant's local human resources representative. The Participant authorizes the Corporation, the Designated Broker and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Participant's participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data to the Agent or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of the Stock Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing Expedia Group, Inc., c/o the Expedia Group Stock Team, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., or via email at Stock@expedia.com. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Corporation would not be able to grant future Stock Options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
Privasi Data. Peruntukan ini menggantikan Seksyen 15 ("Privasi Data") Perjanjian Opsyen Saham secara keseluruhannya:
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan di antara, seperti mana yang terpakai, Majikan, Syarikat dan Anak-Anak Syarikatnya atau Syarikat Sekutu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Syer atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua Opsyen Saham atau apa-apa hak lain untukSyer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahnya ("Data"), untuk tujuan melaksanakan, mentadbir dan menguruskan Pelan.
Peserta juga memberi kuasa untuk apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada Morgan Stanley atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh

Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa Syer yang diperolehi semasa pelaksanaan Opsyen Saham didepositkan ("Broker yang Ditetapkan"). Syarikat dan/atau Majikan juga boleh mendedahkan Data kepada mana-mana pihak ketiga berkaitan dengan penyusunan semula syarikat sekarang atau pada masa hadapan, jualan atau pembelian Syarikat, mana-mana Syarikat Sekutunya atau Anak-anak Syarikat, atau Majikan (secara kolektif "Kumpulan"), atau mana-mana aset Kumpulan. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan, termasuk apa-apa pemindahan data yang diperlukan kepada Wakil atau pihak ketiga yang lain dengan sesiapa yang Peserta pilih untuk deposit apa-apa Saham yang diperolehi selepas pelaksanaan Opsyen Saham. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi Expedia Group, Inc., c/oKumpulan Saham Expedia Group, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., atau melalui e-mel di Stock@expedia.com. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan Saham Opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.
Notifications
Director Notification Obligation. If the Participant is director of a Subsidiary or Affiliate in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary or Affiliate in writing when the Participant receives or disposes of an interest (e.g., the Stock Option, Shares) in the Corporation or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Corporation or any related company.

MEXICO
Terms and Conditions
Plan Document Acknowledgement. By accepting the Stock Option, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, which the Participant has reviewed. The Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 7 ("Nature of Award") in the Stock Option Agreement, which clearly provides as follows:
(1)    The Participant's participation in the Plan does not constitute an acquired right;

(2)	The Plan and the Participant's participation in the Plan are offered by the Corporation on a wholly discretionary basis;
(3)    The Participant's participation in the Plan is voluntary; and

(4)	The Corporation and the Subsidiaries and Affiliates are not responsible for any decrease in the value of any Shares acquired at exercise of the Stock Option.
Labor Law Policy and Acknowledgment. By accepting the Stock Option, the Participant expressly recognizes that the Corporation, with registered offices at Expedia Group, Inc., 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., is solely responsible for the administration of the Plan, and that the Participant's participation in the Plan and acquisition of Shares do not constitute an employment relationship between the Participant and the Corporation since the Participant is participating in the Plan on a wholly commercial basis and the Employer in Mexico ("Expedia Mexico") is his or her sole employer. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the employer, Expedia Mexico, and do not form part of the employment conditions and/or benefits provided by Expedia Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant's employment.
The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the absolute right to amend and/or discontinue the Participant's participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Corporation for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Corporation, Affiliates, Subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Spanish Translation
Términos y Condiciones
Reconocimiento del Documento del Plan. Al aceptar la Opción de Acciones, el Participante reconoce que ha recibido una copia del Plan y del Acuerdo, que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 6 ("Naturaleza de la Subvención") del Acuerdo de Opción de Acciones, que claramente dispone lo siguiente:

(1)	La participación del Participante en el Plan no constituye un derecho adquirido;

(2)	El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;
(3)    La participación del Participante en el Plan es voluntaria; y

(4)	La Compañía y sus Subsidiarias y Afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas al ejercer la Opción de Acciones.
Política Laboral y Reconocimiento. Al aceptar la Opción de Acciones, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en Expedia Group, Inc., 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y el Empleador ("Expedia Mexico") es su único patrón. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Expedia Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Expedia Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna al Participante.
Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga una liberación completa y amplia a la Compañía, y sus afiliadas, subsidiarias, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Notifications
Securities Law Notification. Warning: This is an offer of stock option, which upon vesting and exercise by the Participant, in accordance with the terms of the Plan and this Agreement, will be converted into Shares. The Shares give the Participant a stake in the ownership of the Corporation. The Participant may receive a return if dividends are paid on the Shares.

If the Corporation runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing him- or herself.
In addition, the Participant is hereby notified that the documents listed below are available for review on the Corporation's "Investor Relations" website at http://ir.expediainc.com/index.cfm, and through the Participant's online Morgan Stanley account:

(i)	this Agreement, which together with the Plan, sets forth the terms and conditions of participation in the Plan;

(ii)	a copy of the Corporation's most recent annual report (i.e., Form 10-K);

(iii)	a copy of the Corporation's most recent published financial statements;

(iv)	a copy of the Plan; and

(v)	a copy of the Plan Prospectus.
A copy of the above documents will be sent to the Participant free of charge on written request to Expedia Group, Inc., c/o Investor Relations, 333 108th Avenue NE, Bellevue WA, 98004, U.S.A., or via email at ir@expedia.com.
As noted above, the Participant is advised to carefully read the materials provided before making a decision whether to participate in the Plan. The Participant also is encouraged to contact a personal tax advisor for specific information concerning the Participant's personal tax situation with regard to Plan participation.
NORWAY
There are no country-specific provisions.
POLAND
Notifications
Exchange Control Notification. Polish residents holding cash and foreign securities (including Shares) in bank or brokerage accounts outside of Poland must report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of

Poland. The Participant should consult with a personal legal advisor to determine whether the Participant will be required to submit reports to the National Bank of Poland.
Further, any transfer of funds in excess of €15,000 (or if such transfer of funds is connected with business activity of an entrepreneur, a lower threshold) into or out of Poland must be effected through a bank account in Poland. All documents connected with any foreign exchange transactions must be retained for a period of five years from the end of the year in which the transaction occurred.
PORTUGAL
Terms and Conditions
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Língua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglês).
Notifications
Exchange Control Notification. If the Participant holds Shares purchased upon exercise of the Stock Option, the acquisition of Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Participant's behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, the Participant is responsible for submitting the report to the Banco de Portugal.
PUERTO RICO
There are no country-specific provisions.
RUSSIA
Terms and Conditions
U.S. Transaction. The Participant understands that the acceptance of the Stock Option (including through an online acceptance process managed by the Agent or Corporation or another third party designated by the Corporation) results in an agreement between the Participant and the Corporation completed in the United States and that the Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.
Method of Exercise. This provision supplements Section 1 ("Award, Vesting and Exercise of the Stock Option") of the Stock Option Agreement:
The Participant agrees that, should the Corporation determine, in its sole discretion, that it is necessary or advisable under local law, the Participant may be required to pay the Grant Price for any Shares subject to the Stock Option by a cashless sell-all exercise, such that any Shares to be issued to the Participant will be sold immediately in a same-day sale transaction. The Participant agrees that the Corporation is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant's behalf pursuant to this authorization) and the Participant expressly authorizes the Corporation's designated broker to complete the sale of such Shares. The Participant acknowledges that the Corporation's designated broker is under no obligation to arrange for the sale of the Shares at any particular price. If applicable, upon the sale of the Shares, the cash proceeds from the sale, less any brokerage fees or commissions and subject to the Corporation's obligations, if any, to satisfy Tax-Related Items, will be remitted to the Participant. The Corporation reserves the right, in its sole discretion, to permit other methods of exercise.
Further, the Participant acknowledges that he or she is not aware of any material nonpublic information with respect to the Corporation or any securities of the Corporation as of the Grant Date.
Securities Law Acknowledgement. The Participant acknowledges that the Stock Option, the Agreement, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The Shares acquired pursuant to the Plan have not and will not be registered in Russia nor admitted for listing on any Russian exchange for trading within Russia, and therefore, neither the Stock Option nor the Shares may be used for offering or public or private circulation in Russia. The Participant acknowledges that he or she may hold Shares acquired upon exercise of the Stock Option in the Participant's account with the Corporation's third party broker/administrator in the United States. However, in no event will Shares issued to the Participant under the Plan be delivered to Participant in Russia. Further, the Participant is not permitted to sell or otherwise dispose of Shares directly to other Russian individuals.
Data Privacy and Transfer. This provision supplements Section 15 ("Data Privacy") of the Stock Option Agreement:
The Participant understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the "Consent") form to the Corporation. Further, the Participant understands and agrees that if the Participant does not complete and return a Consent to the Corporation, it will not be able to grant the Stock Option or other awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing to complete a Consent or withdrawing his or her Consent may affect the Participant's ability to participate in the Plan.
Notifications
Exchange Control Notification. The Participant may be subject to exchange control restrictions and repatriation requirements in Russia. Proceeds from the sale of Shares and any cash dividends paid on the Shares can be remitted directly to a foreign individual bank account (in countries belonging to the Organization for Economic Cooperation and Development ("OECD") or the Financial Action Task Force ("FATF")). The Participant should consult his or her personal legal advisor before exercising Stock Options, before selling Shares and before remitting any sale proceeds to Russia, as significant sanctions for violations of the Russian currency control laws may apply these requirements are subject to change at any time, often without notice.
Foreign Asset/Account Reporting Notification. The Russian tax authorities must be notified within one month of the opening or closing of a foreign bank account, or of a change in foreign bank account details. Reports of the transactions and balances of foreign bank accounts must also be filed with the Russian tax authorities each year.

Labor Law Notification. If the Participant continues to hold Shares acquired at exercise of the Stock Option after an involuntary Termination of Employment, the Participant will not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Notification. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Corporation). Accordingly, the Participant should inform the Corporation if the Participant is covered by these laws because the Participant may not hold Shares acquired under the Plan.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. To the extent the Stock Option vests within six months of the Award Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Stock Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Award Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) ("SFA") and in accordance with the conditions of any other applicable provision of the SFA.
Notifications
Securities Law Notification. The Stock Option is being granted pursuant to the "Qualifying Person" exemption under section 273(1)(f) of the SFA, is exempt from the prospectus and registration requirements under the SFA and is not made with a view to the Stock Option or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer/Director Notification Requirement. If the Participant is the chief executive officer ("CEO") or a director (including an alternate, associate, substitute or shadow director) of a Singapore Subsidiary or Affiliate, the Participant must notify the Singapore Subsidiary or Affiliate in writing within two business days of (i) becoming the registered holder of or acquiring an interest (e.g., Stock Options, Shares) in the Corporation or any Subsidiary or Affiliate, or becoming the CEO or a director (as the case may be), or (ii) any change in a previously disclosed interest (e.g., sale of Shares). These notification requirements apply regardless of whether the CEO or directors are residents of or employed in Singapore.
SOUTH AFRICA
Terms and Conditions
Taxes. The following provision supplements Section 5 of the Stock Option Agreement:
By accepting the Stock Option, the Participant agrees that, immediately upon exercise of the Stock Option, the Participant will notify the Employer of the amount of any gain realized at exercise. The Participant will be solely responsible for paying any difference between the actual liability for Tax-Related Items and the amount withheld.
Tax Clearance Certificate for Cash Exercises. If the Participant exercises the Stock Option by a cash exercise, the Participant may be required to obtain and provide to the Employer, or any third party designated by the Employer or the Corporation, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service ("SARS"). The Participant must renew this Tax Clearance Certificate every twelve months, or in such other period as may be required by the SARS. If the Participant exercises the Stock Option by a cashless exercise whereby no funds are remitted offshore for the purchase of Shares, no Tax Clearance Certificate is required.
Deemed Acceptance of Stock Option. Pursuant to Section 96 of Companies Act 71 of 2008 (the "Companies Act"), the Stock Option offer must be finalized within six months following the date the offer is communicated to the Participant. If the Participant does not want to accept the Stock Option, the Participant is required to decline the Stock Option no later than six months following the date the offer is communicated to the Participant. If the Participant does not reject the Stock Option within six months following the date the offer is communicated to the Participant, the Participant will be deemed to accept the Stock Option.
Notifications
Securities Notification. Neither the Stock Options nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.
Exchange Control Notification. Under current South African exchange control policy, if the Participant is a South African resident, the Participant may invest a maximum of ZAR11,000,000 per annum in offshore investments, including in Shares. The first ZAR1,000,000 annual discretionary allowance requires no prior authorization. The next ZAR10,000,000 requires tax clearance. This limit does not apply to non-resident employees. It is the Participant's responsibility to ensure that he or she does not exceed this limit and obtains the necessary tax clearance for remittances exceeding ZAR1,000,000. This limit is a cumulative allowance; therefore, the Participant's ability to remit funds for a cash exercise will be reduced if the Participant's foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan. If the ZAR11,000,000 limit will be exceeded as a result of an exercise, the Participant may still participate in the Plan and exercise his or her Stock Option, however he or she will be required to immediately sell the Shares acquired at exercise and repatriate the proceeds to South Africa. If the ZAR11,000,000 limit is not exceeded, the Participant will not be required to immediately repatriate the sale proceeds to South Africa.
Because exchange control regulations are subject to frequent change, sometimes without notice, the Participant should consult his or her personal legal advisor prior to the exercise of the Stock Option to ensure compliance with current regulations. The Participant is solely responsible for ensuring compliance with all exchange control laws in South Africa.
SOUTH KOREA
Notifications
Exchange Control Notification. For transactions that occurred before July 18, 2017, if a Korean resident realizes US$500,000 or more from the sale of Shares or the receipt of any dividends in a single transaction, he or she must repatriate the proceeds to Korea within three years of the sale or receipt. The Participant should consult a personal legal advisor to determine whether this repatriation requirement applies to any particular transaction.

Foreign Asset/Account Reporting Notification. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during the calendar year.
SPAIN
Terms and Conditions
Nature of Award.  This provision supplements Section 7 ("Nature of Award") of the Stock Option Agreement:
By accepting the Stock Option, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Corporation has unilaterally, gratuitously and discretionally decided to grant the Stock Option under the Plan to individuals who may be Eligible Individuals throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Corporation or any of its Subsidiaries or Affiliates other than as expressly set forth in the Agreement. Consequently, the Participant understands that the Stock Option is granted on the assumption and condition that the Stock Option and any Shares issued upon exercise of the Stock Option are not a part of any employment or service contract (either with the Corporation or any of its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Corporation or set forth in the Plan or the Agreement, any unvested portion of the Stock Option will be cancelled without entitlement to any Shares underlying the Stock Option if the Participant's status as an Eligible Individual is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a "despido improcedente"), material modification of the terms of employment under Article 41 of the Workers' Statute, relocation under Article 40 of the Workers' Statute, Article 50 of the Workers' Statute, or under Article 10.3 of Royal Decree 1382/1985. The Corporation, in its sole discretion, shall determine the date when the Participant's status as an Eligible Individual has terminated for purposes of the Stock Option.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Stock Option shall be null and void.
Notifications
Securities Law Notification. No "offer of securities to the public," as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of Stock Options under the Plan. Neither the Plan nor the Agreement (which includes this Appendix) have been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Foreign Asset/Account Reporting Notification. Rights or assets held outside of Spain (e.g., Shares or cash held in a foreign bank or brokerage account) with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31, must be reported on an annual tax return. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. For purposes of this requirement, shares of Common Stock acquired under the Plan or other equity programs offered by the Corporation constitute assets, but unvested rights are not considered assets or rights.
Share Reporting Requirement. The acquisition, ownership and disposition of shares in a foreign company (including Shares acquired under the Plan) must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the "DGCI"), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares owned as of December 31 of each year; however, if the value of the Shares acquired or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable. The Participant should consult with his or her personal advisor to determine his or her obligations in this respect.
Foreign Assets and Transaction Reporting. Any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Participant by the Corporation or a U.S. broker), may need to be declared electronically to the Bank of Spain if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, the Participant will generally be required to report all of his or her foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. The Participant will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in the Participant's foreign accounts together with value of his or her foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Notification. The Stock Option is not intended to be publicly offered in or from Switzerland. Because the offer of the Stock Option is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Stock Option (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TAIWAN
Notifications
Securities Law Notification. The offer of participation in the Plan is available only for employees of the Corporation and its Subsidiaries and Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notification. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares and the receipt of any dividends paid on such Shares) into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD 500,000 or more in a single transaction, a Foreign Exchange Transaction Form must be submitted, along with supporting documentation, to the satisfaction of the remitting bank. The Participant should consult a personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Notification. Thai residents realizing US$50,000 or more of cash proceeds in a single transaction from the sale of Shares or from dividends paid on such Shares must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. The Participant should consult a personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
Notifications
Securities Law Notification. Stock Options are made available only to employees of the Corporation and its Subsidiaries and Affiliates, and the offer of participation in the Plan is a private offering. The grant of Stock Options and issuances of Shares takes place outside of Turkey. Further, the sale of Shares acquired under the Plan must occur outside of Turkey. The Shares are currently traded on the Nasdaq Global Select Market in the United States and Shares may be sold on this exchange.
Exchange Control Notification. Pursuant to Decree No. 32 on the Protection of the Value of the Turkish Currency and Communiqué No. 2008-32/34 on Decree No. 32, any activity related to investments in foreign securities (e.g., the sale of Shares) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board.  It is solely the Participant's responsibility to comply with this requirement. The Participant should contact a personal legal advisor for further information regarding these obligations.

UNITED ARAB EMIRATES
Notifications
Securities Law Notification. Participation in the Plan is being offered only to Eligible Individuals and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Eligible Individuals and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Plan or the Agreement, the Participant should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Taxes and Withholding. The following provision supplements Section 5 ("Taxes and Withholding") of the Stock Option Agreement:
Without limitation to Section 5 of the Stock Option Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Corporation or the Employer or by Her Majesty's Revenue and Customs ("HMRC") (or any other tax authority or any other relevant authority).  The Participant also agrees to indemnify and keep indemnified the Corporation and the Employer against any Tax-Related Items that they are required to pay or withhold on the Participant's behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Participant is a director or an executive officer of the Corporation (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), the Participant acknowledges that he or she may not be able to indemnify the Corporation or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Employer (as appropriate) for the value of any employee National Insurance Contributions due on this additional benefit, which the Corporation or the Employer may recover from the Participant by any of the means referred to in the Plan or Section 5 of the Stock Option Agreement.